                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports First Quarter 2025 Results

•First quarter revenues totaled $548 million

•GAAP consolidated loss from continuing operations of $11 million

•Q1 diluted loss per share from continuing operations of $0.15, including favorable impacts resulting from an amendment to a long-term engineered to order contract in Harsco Rail

•Adjusted EBITDA in Q1 totaled $67 million supported by record first quarter performance at Clean Earth

•Reaffirms 2025 Adjusted EBITDA guidance range at $305 million to $325 million and free cash flow outlook at range of $30 million to $50 million

PHILADELPHIA (May 01, 2025) - Enviri Corporation (NYSE: NVRI) (the "Company") today reported first quarter 2025 results. Revenues in the first quarter of 2025 totaled $548 million, and on a U.S. GAAP ("GAAP") basis, the consolidated loss from continuing operations was $11 million. Q1 Adjusted EBITDA was $67 million, compared to the Company's previously provided guidance range of $57 million to $63 million.

On a GAAP basis, the first quarter of 2025 diluted loss per share from continuing operations was $0.15, including contract adjustments in Harsco Rail, restructuring costs in Harsco Environmental and strategic expenses. The adjusted diluted loss per share from continuing operations in the first quarter of 2025 was $0.18. These figures compare with a first quarter of 2024 GAAP diluted loss per share from continuing operations of $0.21, which included strategic expenses and a long-lived asset adjustment in Harsco Rail, and an adjusted diluted loss per share from continuing operations of $0.03.

"We are pleased to have met our financial goals for the quarter, supported by consistent execution in our business units,” said Enviri Chairman and CEO Nick Grasberger. “Clean Earth continued to perform well, delivering double-digit earnings growth despite some weather-related challenges in the quarter. Notwithstanding persistent pressures in the steel industry, Harsco Environmental performed above our expectations, and at Rail, we strengthened our leadership team and continued to make positive progress on our ETO contracts.”

“While we enter the second quarter amidst a backdrop of significant economic uncertainty, we do not expect our direct exposure to tariffs and recent global trade actions to be meaningful, and recent U.S. Dollar weakness is a net positive for Enviri. We are, however, mindful of the potential for slower economic activity due to the global trade environment, and as a result we are maintaining our 2025 outlook despite positive business momentum to start the year. Overall, we remain optimistic about our ability to execute against our organic growth ambitions as economic clarity develops and we remain focused on our goal to deliver sustainable value creation for shareholders.”

Enviri Corporation—Selected First Quarter Results

($ in millions, except per share amounts)	Q1 2025	Q1 2024
Revenues	$548	$600
Operating income/(loss) from continuing operations - GAAP	$31	$26
Income (loss) from continuing operations	$(11)	$(16)
Diluted EPS from continuing operations - GAAP	$(0.15)	$(0.21)
Adjusted EBITDA - non-GAAP	$67	$78
Adjusted EBITDA margin - non-GAAP	12.2%	13.0%
Adjusted diluted EPS from continuing operations - non-GAAP	$(0.18)	$(0.03)
Note: Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

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Consolidated First Quarter Operating Results
Consolidated revenues from continuing operations were $548 million, or 9% below the prior-year quarter. Clean Earth realized an increase in revenues compared with the first quarter of 2024, while revenues for the Company's other business segments were lower year-on-year. Business divestitures and foreign currency ("FX") translation negatively impacted first quarter 2025 revenues by approximately $25 million and $14 million, respectively, compared with the same quarter in 2024.

The Company's GAAP consolidated loss from continuing operations was $11 million for the first quarter of 2025, compared with a GAAP consolidated loss of $16 million in the same quarter of 2024. Meanwhile, Adjusted EBITDA totaled $67 million in the first quarter of 2025 versus $78 million in the first quarter of the prior year. Increased Adjusted EBITDA from Clean Earth was offset by lower contributions from the Company's other business segments, as anticipated. Divestitures and FX translation negatively impacted first quarter 2025 Adjusted EBITDA by approximately $3 million and $4 million, respectively, compared with the prior-year period.

First Quarter Business Review

Harsco Environmental

($ in millions)	Q1 2025	Q1 2024
Revenues	$243	$299
Operating income (loss) - GAAP	$10	$20
Adjusted EBITDA - non-GAAP	$39	$49
Adjusted EBITDA margin - non-GAAP	16.2%	16.5%

Harsco Environmental revenues totaled $243 million in the first quarter of 2025, a decrease compared with the prior-year quarter. The year-over-year revenue change is attributable to business divestitures, FX translation, and lower service levels due to site closures and contract exits. Excluding FX and divestiture impacts, revenues declined 6%. The segment's GAAP operating income was $10 million and Adjusted EBITDA totaled $39 million in the first quarter of 2025. These figures compare with GAAP operating income of $20 million and Adjusted EBITDA of $49 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned impacts. As a result, Harsco Environmental's Adjusted EBITDA margin was 16.2% in the first quarter of 2025 versus 16.5% in the comparable quarter of 2024.

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Clean Earth

($ in millions)	Q1 2025	Q1 2024
Revenues	$235	$226
Operating income (loss) - GAAP	$23	$21
Adjusted EBITDA - non-GAAP	$38	$34
Adjusted EBITDA margin - non-GAAP	16.2%	15.1%

Clean Earth revenues totaled $235 million in the first quarter of 2025, a 4% increase over the prior-year quarter due to higher volumes and services pricing. The segment's GAAP operating income was $23 million and Adjusted EBITDA was $38 million in the first quarter of 2025. These figures compare with GAAP operating income of $21 million and Adjusted EBITDA of $34 million in the prior-year period. The year-on-year improvement in adjusted earnings is attributable to the above-mentioned factors as well as efficiency improvements. As a result, Clean Earth's Adjusted EBITDA margin increased to 16.2% in the first quarter of 2025 versus 15.1% in the comparable quarter of 2024.

Harsco Rail

($ in millions)	Q1 2025	Q1 2024
Revenues	$70	$75
Operating income (loss) - GAAP	$8	$(9)
Adjusted EBITDA - non-GAAP	$(2)	$2
Adjusted EBITDA margin - non-GAAP	(3.2)%	2.7%

Harsco Rail revenues totaled $70 million in the first quarter of 2025, a 7% decrease over the prior-year quarter. This change reflects lower volumes, mainly for aftermarket parts and technology products. The segment's GAAP operating income was $8 million and Adjusted EBITDA loss was $2 million in the first quarter of 2025. These figures compare with a GAAP operating loss of $9 million and Adjusted EBITDA of $2 million in the prior-year period. The year-on-year change in adjusted earnings resulted from the above items as well as a less favorable business mix.

Cash Flow
Net cash provided by operating activities was $7 million in the first quarter of 2025, compared with $1 million in the prior-year period. Adjusted free cash flow was $(13) million in the first quarter of 2025, compared with $(17) million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to working capital movements (including $10 million of proceeds from the Company's accounts receivable facility) and reduced capital spending, partially offset by lower cash earnings.

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2025 Outlook
The Company is reaffirming its 2025 guidance for Adjusted EBITDA and Free Cash Flow, contemplating that economic conditions will remain mostly stable for the balance of the year. The impact of recent U.S. tariffs and other global trade actions have not had a meaningful impact on the Company's business to date and the direct (net) impacts of such actions in the future are anticipated to be minimal. However, economic uncertainty is elevated and business visibility into the second-half of 2025 is limited. And while first quarter performance and recent U.S. dollar weakness are positives, the Company believes it is prudent to keep its full-year outlook intact.

Guidance for each of the Company's business segments is also unchanged, with Adjusted EBITDA projected to increase at Clean Earth and Harsco Rail and decline in Harsco Environmental as a result of FX translation and business divestitures. Key business drivers for each segment as well as other 2025 guidance details are below.

Harsco Environmental Adjusted EBITDA is projected to be below prior-year results. Currency impacts, business divestitures, exited contracts and a less favorable services mix are expected to be partially offset by improvement initiatives, new contracts and product volumes.

Clean Earth Adjusted EBITDA is expected to increase versus 2024 as a result of volume growth, efficiency initiatives and net higher pricing, offsetting the impact of investments and certain items not repeating in 2025 (such as the benefit in 2024 from the reduction in bad debt reserves).

Harsco Rail Adjusted EBITDA is expected to modestly increase versus 2024 as a result of higher demand and pricing as well as contract cost adjustments in 2024 not repeating, partially offset by a less favorable business mix.

Corporate spending is anticipated to increase when compared with 2024 mainly as a result of the normalization of incentive compensation as well as non-cash equity compensation.

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2025 Full Year Outlook
GAAP Loss From Continuing Operations	$(36) - $(17) million
Adjusted EBITDA	$305 - $325 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.50) - $(0.26)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.34) - $(0.11)
Net Cash Provided By Operating Activities	$156 - $186 million
Adjusted Free Cash Flow	$30 - $50 million
Net Interest Expense, Excluding Any Unusual Items	$105 - $109 million
Account Receivable Securitization Fees	~$10 million
Pension Expense (Non-Operating)	~$20 million
Tax Expense, Excluding Any Unusual Items	$28 - $33 million
Net Capital Expenditures	$130 - $140 million

Q2 2025 Outlook
GAAP Loss From Continuing Operations	$(17) - $(8) million
Adjusted EBITDA	$65 - $75 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.23) - $(0.11)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.17) - $(0.05)

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit investors.enviri.com, or by dialing (844) 539-1331 or (412) 652-1264 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (2) the Company’s inability to comply with applicable environmental laws and regulations; (3) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (4) various economic, business, and regulatory risks associated with the waste management industry; (5) the seasonal nature of the Company's business; (6) risks caused by customer concentration, the fixed price and long-term customer contracts, especially those related to complex engineered equipment, and the competitive nature of the industries in which the Company operates; (7) the outcome of any disputes with customers, contractors and subcontractors; (8) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (9) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (10) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (11) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (12) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (13) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (14) failure
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to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (15) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (16) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (17) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (18) liability for and implementation of environmental remediation matters; (19) product liability and warranty claims associated with the Company’s operations; (20) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (21) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (22) tax liabilities and changes in tax laws; (23) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (24) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

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Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency
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forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.

Organic growth: Organic growth is a non-GAAP financial measure that calculates the change in Total revenue, excluding the impacts resulting from foreign currency translation, acquisitions, divestitures and certain unusual items. The Company believes this measure provides investors with a supplemental understanding of underlying revenue trends by providing revenue growth on a consistent basis.
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About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.
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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended
	March 31
(In thousands, except per share amounts)	2025	2024
Revenues from continuing operations:
Service revenues	$476,840	$499,154
Product revenues	71,444	101,163
Total revenues	548,284	600,317
Costs and expenses from continuing operations:
Cost of services sold	372,402	392,852
Cost of products sold	51,361	85,410
Selling, general and administrative expenses	89,108	87,126
Research and development expenses	467	861
Remeasurement of long-lived assets	—	10,695
Other expense (income), net	4,291	(2,440)
Total costs and expenses	517,629	574,504
Operating income (loss) from continuing operations	30,655	25,813
Interest income	454	1,697
Interest expense	(26,574)	(28,122)
Facility fees and debt-related income (expense)	(2,612)	(2,789)
Defined benefit pension income (expense)	(5,033)	(4,176)
Income (loss) from continuing operations before income taxes and equity in income	(3,110)	(7,577)
Income tax benefit (expense) from continuing operations	(7,946)	(7,915)
Equity in income (loss) of unconsolidated entities, net	28	(249)
Income (loss) from continuing operations	(11,028)	(15,741)
Discontinued operations:
Income (loss) from discontinued businesses	(1,579)	(1,492)
Income tax benefit (expense) from discontinued businesses	412	387
Income (loss) from discontinued operations, net of tax	(1,167)	(1,105)
Net income (loss)	(12,195)	(16,846)
Less: Net loss (income) attributable to noncontrolling interests	(1,201)	(1,116)
Net income (loss) attributable to Enviri Corporation	$(13,396)	$(17,962)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(12,229)	$(16,857)
Income (loss) from discontinued operations, net of tax	(1,167)	(1,105)
Net income (loss) attributable to Enviri Corporation common stockholders	$(13,396)	$(17,962)

Weighted-average shares of common stock outstanding	80,331	79,945
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.15)	$(0.21)
Discontinued operations	(0.01)	(0.01)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.17)	$(0.22)	(a)

Diluted weighted-average shares of common stock outstanding	80,331	79,945
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.15)	$(0.21)
Discontinued operations	(0.01)	(0.01)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.17)	$(0.22)	(a)

(a) Earnings (loss) per share attributable to Enviri Corporation common stockholders is calculated based on actual amounts. As a result, these per share amounts may not total due to rounding.

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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	March 31 2025	December 31 2024
ASSETS
Current assets:
Cash and cash equivalents	$102,471	$88,359
Restricted cash	1,958	1,799
Trade accounts receivable, net	280,965	260,690
Other receivables	39,032	40,439
Inventories	193,207	182,042
Current portion of contract assets	50,179	59,881
Prepaid expenses	51,712	62,435
Other current assets	7,716	14,880
Total current assets	727,240	710,525
Property, plant and equipment, net	669,224	664,292
Right-of-use assets, net	102,873	92,153
Goodwill	747,338	739,758
Intangible assets, net	292,277	298,438
Retirement plan assets	75,584	73,745
Deferred income tax assets	19,376	17,578
Other assets	55,096	53,744
Total assets	$2,689,008	$2,650,233
LIABILITIES
Current liabilities:
Short-term borrowings	$8,730	$8,144
Current maturities of long-term debt	21,895	21,004
Accounts payable	232,259	214,689
Accrued compensation	49,760	63,686
Income taxes payable	2,177	5,747
Reserve for forward losses on contracts	46,945	54,320
Current portion of advances on contracts	7,298	13,265
Current portion of operating lease liabilities	26,182	26,049
Other current liabilities	173,508	159,478
Total current liabilities	568,754	566,382
Long-term debt	1,442,196	1,410,718
Retirement plan liabilities	27,450	27,019
Operating lease liabilities	78,889	67,998
Environmental liabilities	43,591	46,585
Deferred tax liabilities	32,673	26,796
Other liabilities	46,768	55,136
Total liabilities	2,240,321	2,200,634
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	147,515	146,844
Additional paid-in capital	258,475	255,102
Accumulated other comprehensive loss	(530,613)	(538,964)
Retained earnings	1,386,951	1,400,347
Treasury stock	(853,360)	(851,881)
Total Enviri Corporation stockholders’ equity	408,968	411,448
Noncontrolling interests	39,719	38,151
Total equity	448,687	449,599
Total liabilities and equity	$2,689,008	$2,650,233

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31
(In thousands)	2025	2024
Cash flows from operating activities:
Net income (loss)	$(12,195)	$(16,846)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36,442	36,920
Amortization	7,403	8,174
Deferred income tax (benefit) expense	2,776	3,445
Equity (income) loss of unconsolidated entities, net	(28)	249
Right-of-use assets	7,416	8,599
Remeasurement of long-lived assets	—	10,695
Stock-based compensation	4,044	3,860
Other, net	(637)	(3,088)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(13,501)	24,426
Inventories	(8,995)	(5,297)
Contract assets	6,456	(9,199)
Accounts payable	9,138	(13,751)
Accrued interest payable	(6,931)	(6,820)
Accrued compensation	(15,105)	(25,531)
Advances on contracts and other customer advances	(14,770)	(1,618)
Operating lease liabilities	(7,435)	(8,212)
Retirement plan liabilities, net	4,488	(340)
Other assets and liabilities	8,034	(4,318)
Net cash (used) provided by operating activities	6,600	1,348
Cash flows from investing activities:
Purchases of property, plant and equipment	(21,624)	(26,881)
Proceeds from sales of assets	1,447	4,313
Expenditures for intangible assets	(7)	(77)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	1,737	(601)
Net cash (used) provided by investing activities	(18,447)	(23,246)
Cash flows from financing activities:
Short-term borrowings, net	2,812	(9,003)
Borrowings and repayments under Revolving Credit Facility, net	30,000	35,000
Repayments of Term Loan	(1,250)	(1,250)
Cash paid for finance leases and other long-term debt	(4,158)	(3,394)
Contributions from noncontrolling interests	—	874
Dividends paid to noncontrolling interests	—	(8,243)
Stock-based compensation - Employee taxes paid	(1,277)	(1,041)
Net cash (used) provided by financing activities	26,127	12,943
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(9)	(8,251)
Net increase (decrease) in cash and cash equivalents, including restricted cash	14,271	(17,206)
Cash and cash equivalents, including restricted cash, at beginning of period	90,158	124,614
Cash and cash equivalents, including restricted cash, at end of period	$104,429	$107,408
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ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)

	Three Months Ended
	March 31, 2025		March 31, 2024
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$243,106	$10,073	$299,119	$19,588
Clean Earth	235,231	22,665	226,030	20,593
Harsco Rail	69,947	8,155	75,168	(9,061)
Corporate	—	(10,238)	—	(5,307)
Consolidated Totals	$548,284	$30,655	$600,317	$25,813

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX, AS REPORTED (Unaudited)

	Three Months Ended
	March 31
(in thousands, except per share amounts)	2025	2024
Income (loss) from continuing operations, net of tax, as reported	$(12,229)	$(16,857)

Adjustments:
Change in provision for forward losses and other contract-related costs on certain contracts (a)	(11,469)	—
Strategic costs (b)(d)	1,525	681
Remeasurement of long-lived assets (c)	—	10,695
Restructuring and related costs (d)	3,333	—
Net gain on sale of assets (d)	—	(3,281)
Income tax impact from adjustments above (e)	(646)	602
Adjusted income (loss) from continuing operations, including acquisition amortization expense	(19,486)	(8,160)
Acquisition amortization expense, net of tax (f)	4,880	5,555
Adjusted income (loss) from continuing operations, net of tax	$(14,606)	$(2,605)

Diluted weighted average shares of common stock outstanding	80,331	79,945
Diluted earnings (loss) per share from continuing operations, as reported	$(0.15)	$(0.21)
Adjusted diluted earnings (loss) per share from continuing operations	$(0.18)	$(0.03)

(a)Classified within Operating income (loss) from continuing operations and includes $12.2 million recorded in Total revenues, net of $0.7 million recorded in Cost of services and products sold.
(b)Classified within Operating income (loss) from continuing operations in Selling, general and administrative expenses for strategic costs incurred during the three months ended March 31, 2025.
(c)Classified within Operating income (loss) from continuing operations in Remeasurement of long-lived assets.
(d)Classified within Operating income (loss) from continuing operations in Other expense (income), net, and included strategic costs incurred during the three months ended March 31, 2024 only.
(e)Unusual items are tax-effected at the global effective tax rate before discrete items in effect during the year the unusual item is recorded.
(f)Pre-tax acquisition amortization expense was $6.5 million and $7.2 million in Q1 2025 and 2024, respectively.

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ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	June 30		December 31
	2025		2025
(in millions, except per share amounts) (a)	Low	High	Low	High
GAAP income (loss) from continuing operations, net of tax	$(18)	$(9)	$(40)	$(21)

Adjustments:
Change in provision for forward losses and other contract-related costs	—	—	(11)	(11)
Strategic costs	—	—	2	2
Restructuring and related costs	—	—	3	3
Income tax impact from adjustments above	—	—	(1)	(1)
Adjusted income (loss) from continuing operations, including acquisition amortization expense	(18)	(9)	(47)	(28)
Estimated acquisition amortization expense, net of tax	5	5	20	20
Adjusted income (loss) from continuing operations, net of tax	$(13)	$(4)	$(28)	$(9)

Diluted weighted average shares of common stock outstanding	80	80	80	80
GAAP diluted earnings (loss) per share from continuing operations	$(0.23)	$(0.11)	$(0.50)	$(0.26)
Adjusted diluted earnings (loss) per share from continuing operations	$(0.17)	$(0.05)	$(0.34)	$(0.11)
(a) Amounts above are rounded and recalculation may not yield precise results.

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended March 31, 2025:
Operating income (loss), as reported	$10,073	$22,665	$8,155	$(10,238)	$30,655
Provision for forward losses on certain contracts and related costs	—	—	(11,469)	—	(11,469)
Strategic costs	—	—	—	1,525	1,525
Restructuring and related costs	3,333	—	—	—	3,333
Operating income (loss), excluding unusual items	13,406	22,665	(3,314)	(8,713)	24,044
Depreciation	25,509	9,620	1,032	281	36,442
Amortization	540	5,845	67	—	6,452
Adjusted EBITDA	$39,455	$38,130	$(2,215)	$(8,432)	$66,938
Revenues, as reported	$243,106	$235,231	$69,947		$548,284
Adjusted EBITDA margin (%)	16.2%	16.2%	(3.2)%		12.2%

Three Months Ended March 31, 2024:
Operating income (loss), as reported	$19,588	$20,593	(9,061)	$(5,307)	$25,813
Remeasurement of long-lived assets	—	—	10,695	—	10,695
Strategic costs	—	—	—	681	681
Net gain on sale of assets	—	—	—	(3,281)	(3,281)
Operating income (loss), excluding unusual items	19,588	20,593	1,634	(7,907)	33,908
Depreciation	28,789	7,413	361	357	36,920
Amortization	1,018	6,167	22	—	7,207
Adjusted EBITDA	49,395	34,173	2,017	(7,550)	78,035
Revenues, as reported	$299,119	$226,030	$75,168		$600,317
Adjusted EBITDA margin (%)	16.5%	15.1%	2.7%		13.0%
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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended March 31
(In thousands)	2025	2024
Consolidated income (loss) from continuing operations	$(11,028)	$(15,741)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(28)	249
Income tax expense (benefit) from continuing operations	7,946	7,915
Defined benefit pension expense	5,033	4,176
Facility fee and debt-related expense	2,612	2,789
Interest expense	26,574	28,122
Interest income	(454)	(1,697)
Depreciation	36,442	36,920
Amortization	6,452	7,207

Unusual items:
Change in provision for forward losses and other contract-related costs	(11,469)	—
Strategic costs	1,525	681
Remeasurement of long-lived assets	—	10,695
Net gain on sale of assets	—	(3,281)
Restructuring and related costs	3,333	—
Adjusted EBITDA	$66,938	$78,035

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ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	June 30		December 31
	2025		2025
(In millions) (a)	Low	High	Low	High
Consolidated loss from continuing operations	$(17)	$(8)	$(36)	$(17)

Add back (deduct):
Income tax expense (benefit) from continuing operations	2	3	28	33
Facility fees and debt-related (income) expense	3	3	10	10
Net interest	27	26	109	105
Defined benefit pension (income) expense	5	5	20	20
Depreciation and amortization	46	46	181	181

Unusual items:
Change in provision for forward losses and other contract-related costs	—	—	(11)	(11)
Strategic costs	—	—	2	2
Restructuring and related costs	—	—	3	3
Consolidated Adjusted EBITDA	$65	$75	$305	$325
(a) Amounts above are rounded and may not total.

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Three Months Ended
	March 31
(In thousands)	2025	2024
Net cash provided (used) by operating activities	$6,600	$1,348
Less capital expenditures	(21,624)	(26,881)
Less expenditures for intangible assets	(7)	(77)
Plus capital expenditures for strategic ventures (a)	349	1,153
Plus total proceeds from sales of assets (b)	1,447	4,313
Plus transaction-related expenditures (c)	—	3,500
Adjusted free cash flow	$(13,235)	$(16,644)

(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The three months ended March 31, 2024 also included asset sales by Corporate.
(c)Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

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ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Projected Twelve Months Ending December 31
	2025
(In millions)	Low	High
Net cash provided by operating activities	$156	$186
Less net capital / intangible asset expenditures	(130)	(140)
Plus capital expenditures for strategic ventures	4	4
Adjusted free cash flow	$30	$50

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ENVIRI CORPORATION HARSCO ENVIRONMENTAL SEGMENT RECONCILIATION OF CHANGES IN REVENUES FROM ORGANIC GROWTH TO CHANGES IN REVENUES, AS REPORTED (Unaudited)

	Three Months Ended
(in millions)	Organic	Other	Total
Harsco Environmental segment revenues - March 31, 2024			$299.1

Effects on revenues:
Price/volume changes (a)	(17.6)	—	(17.6)
Foreign currency translation		(13.0)	(13.0)
Divestitures (b)		(25.4)	(25.4)
Total change	(17.6)	(38.4)	(56.0)
Harsco Environmental segment revenues - March 31, 2025			$243.1
Total change %	(5.9)%	(12.8)%	(18.7)%
(a) Includes the net impact of new and lost contracts.
(b) Includes the sales of Performix Metallurgical Additives, LLC in April 2024 and Reed Minerals in August 2024.

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